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                                                                Exhibit 21.1

       List of Subsidiaries

       Glimcher Realty Trust ("GRT") has the following subsidiaries:

       1. Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

       2. Glimcher Properties Limited Partnership, a Delaware limited partnership (approximately 89% limited partnership interest); and

       3. Glimcher Johnson City, Inc., a Delaware Corporation (100% shareholder).

       Glimcher Properties Corporation has the following subsidiaries:

       1. Glimcher Holdings, Inc., a Delaware corporation (100% shareholder);

       2. Glimcher Centers, Inc., a Delaware corporation (100% shareholder);

       3. Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

       4.   Glimcher York, Inc., a Delaware corporation (100% shareholder).

       Glimcher Properties Limited Partnership has the following subsidiaries:

       1. Glimcher Holdings Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

       2. Glimcher Centers Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

       3. Grand Central Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

       4. Glimcher York Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

       5. Morgantown Mall Associates Limited partnership, an Ohio Limited partnership (99% limited partnership interest);

       6. Olathe Mall L.L.C., a Colorado limited liability company (approximately 82% member interest);

       7. Johnson City Venture L.L.C., a Delaware limited liability company (approximately 32% member interest); and

       8. Glimcher Development Corporation, a Delaware corporation (95% shareholder).